Exhibit 10.1
EXECUTION VERSION
STOCKHOLDERS’ VOTING AND TRANSFER RESTRICTION AGREEMENT
This Stockholders’ Voting and Transfer Restriction Agreement (this “Agreement”) is made as of February 12, 2011 by and among ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), each of those other Persons whose names are set forth on the signature pages hereto, including such Persons who become a party hereto pursuant to Section 3(a) below (each, a “Stockholder,” and collectively, the “Stockholders”), and solely with respect to Section 3(c) hereof, Martin Emanuele (“Stockholders’ Agent”). Unless otherwise defined herein, all capitalized terms shall have the meaning assigned to them in the Merger Agreement (defined below).
Recitals:
WHEREAS, concurrently with the execution of this Agreement, the Company, SRX Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), SynthRx, Inc., a Delaware corporation (“SynthRx”) and solely with respect to Sections 2 and 8 thereof, Martin Emanuele, a principal stockholder of SynthRx, are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (i) Merger Sub will be merged with and into SynthRx, the separate corporate existence of Merger Sub shall cease and SynthRx shall continue as the surviving corporation (the “Merger”), and (ii) as consideration therefor, Target Stockholders will receive from the Company the Closing Shares and are entitled to receive, subject to achievement of the Applicable Milestones, the Milestone Shares (the Milestone Shares, together with the Closing Shares, are referred to herein as the “Company Shares”).
WHEREAS, as consideration for the Company entering into the Merger Agreement, SynthRx and the Target Stockholders shall enter into the transfer and voting restrictions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and the consummation of the Merger pursuant to the Merger Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. Voting of Company Shares. During the Term (defined below) of this Agreement, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and with respect to every action or approval by written consent of the stockholders of the Company (the “Company Actions”), Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Company Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the Persons appointed as proxies pursuant to this Agreement, each Stockholder agrees to vote all Company Shares then beneficially owned by such Stockholder with respect to any and all Company Actions in such manner as directed by the Company. Notwithstanding the foregoing, until the earlier of: (i) achievement of the Third Milestone and (ii) the four (4) year anniversary of the Closing Date, each Stockholder shall be permitted to vote any Company Shares that he, she or it beneficially owns in such Stockholder’s sole discretion solely with respect to a Cash Change of Control. For 2 purposes of this Agreement, a “Cash Change of Control” means a Change of Control that involves the transfer of the Target Assets to a third party and in which at least eighty percent (80%) of the consideration received by the Company (or its stockholders) is non-contingent and paid in cash.

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Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the “Mark”). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company’s Application Requesting Confidential Treatment under Rule 24b-2 under the 1934 Act.

2. Irrevocable Proxy. To secure each Stockholder’s obligations to vote such Stockholder’s Company Shares in accordance with Section 1, each Stockholder hereby appoints the Company and each of its executive officers, and any of them, in their capacities as officers of the Company (the “Grantees”), as such Stockholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, for and in the name, place and stead of such Stockholder, to vote all of such Stockholder’s Company Shares or to instruct nominees or record holders to vote the Company Shares in such manner as directed by the Company with respect to any and all Company Actions, except with respect to a Cash Change of Control proposed during the period specified in Section 1. The proxy and power granted by each Stockholder pursuant to this Section 2 are coupled with an interest and are given to secure the performance of such party’s duties under Section 1. Each such proxy and power will be irrevocable for the Term; provided, however, that each such proxy and power will terminate in its entirety and be of no further force or effect upon the expiration of the Term of this Agreement or any earlier termination of this Agreement (if any). The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual Affiliate holder of the Company Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Company Shares.
3. Transfer of Company Shares. Company Shares may be only transferred pursuant to the terms of this Agreement.
(a) Permitted Transfers. No Company Shares that are (i) subject to vesting in accordance with the terms of the Merger Agreement and/or (ii) that have been deposited in the Escrow Fund may be transferred until such Company Shares have vested and/or are released from the Escrow Fund, as applicable (and upon such vesting or release, as applicable, such Company Shares shall be referred to herein as the “Transferable Shares”). A Stockholder shall be permitted to transfer any Transferable Shares to an Affiliate or pursuant to any private resale transactions or series of transactions undertaken in compliance with the Securities Act of 1933, as amended (the “Securities Act”), any rules and regulations promulgated thereunder, and any applicable state securities laws (a “Permitted Transfer”). For purposes of this Agreement, “Affiliate” means: (i) if the Stockholder is an individual, (A) an immediate family member of the Stockholder (including any domestic partner), (B) a family trust controlled by or benefitting the Stockholder or any immediate family member of the Stockholder, or (C) any Person that is not an individual, but over which the Stockholder retains voting control; and (ii) if the Stockholder is not an individual, a Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Stockholder and shall include any Person who is the beneficial owner of ten percent (10%) or more of the outstanding equity interests in the Stockholder. Notwithstanding anything set forth above, as a condition precedent to any Permitted Transfer, the transferee in such transfer shall be or shall have become a party to this Agreement and shall have agreed in writing to be bound by all of the terms and conditions hereof applicable to the transferring Stockholder to the same extent as if such transferee were a Stockholder hereunder, by executing a counterpart signature page to this Agreement; and no Stockholder shall transfer any Transferable Shares in a Permitted Transfer unless such Stockholder provides advance written notice to the Company of such transfer and delivers, or causes to be delivered, such transferee’s duly executed counterpart signature page to this Agreement to the Company. Notwithstanding anything to the contrary contained in this Section 3(a), no Stockholder shall be permitted at any time to transfer to any Person any Transferable Shares if such transfer would not be in compliance with the Securities Act and the regulations promulgated thereunder, or any applicable state securities laws. For purposes of this Agreement, a “transfer” shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the gift, placement in trust, or other disposition of such security.
(b) Non-Affiliate Transfers. Upon the effectiveness of (x) the Mandatory Registration Statement or (y) upon such Transferrable Shares becoming freely transferable to the public in compliance with Rule 144 promulgated under the Securities Act, the Stockholders, as a group, shall have the right to transfer on each Trading Day (as defined below) on any Eligible Market (as defined below), to non-Affiliates, such aggregate number of Transferable Shares equal to or less than (i) the Daily Cap (as defined below), plus (ii) solely in the event of an Unmet Tax Obligation (as defined below), the Good Faith Adjustment (as defined below) (a “Non-Affiliate Transfer”); provided, however, that any sale of Transferable Shares by Dr. Emanuele under a Rule 10b5-1 plan approved by the Company’s board of directors (the “Board”) shall not be used in determining or calculating the Daily Cap. For purposes of this Agreement, the “Daily Cap” means such number of shares of the Company’s common stock (the “Common Stock”) as is equal to ten percent (10%) of the Average Daily Trading Volume, and the “Average Daily Trading Volume,” with respect to any Trading Day, means the average daily trading volume of the Common Stock for the three (3) months ending on the date immediately prior to such Trading Day, as reported by a reputable agency (e.g., Yahoo! Finance), which may reflect average daily trading volume as reported by multiple outlets on a consolidated basis. For purposes of this Agreement, an “Unmet Tax Obligation” means an obligation of a Stockholder to pay tax, which obligation (1) is the result of the payment of an Applicable Milestone Payment to such Stockholder; (2) is realized at the time of the payment of such Applicable Milestone Payment to such Stockholder; and (3) cannot be satisfied in a timely manner (without requesting any extension to pay tax) based on expected transfers in compliance with the Daily Cap, as determined by such Stockholder acting reasonably and in good faith. For purposes of this Agreement, the “Good Faith Adjustment” means such number of Transferable Shares *** as determined by *** acting reasonably and in good faith; provided, however, that in no event shall the Good Faith Adjustment exceed the product of (I) the maximum ordinary income tax rate that could be applied to such Stockholder (federal and state combined), multiplied by (II) the imputed interest allocable to the Applicable Milestone Payment paid to such Stockholder. Prior to the transfer of any Transferable Securities to satisfy an Unmet Tax Obligation, the Stockholder shall provide written notice to the Company specifying the applicable Good Faith Adjustment. In order to ensure that the Stockholders, in the aggregate, do not exceed the Daily Cap (plus, if applicable, the Good Faith Adjustment), each Stockholder agrees (i) to use a broker selected by the Company and agreed to by the Stockholders’ Agent (the “Broker”), to execute any Non-Affiliate Transfer; and (ii) to be bound by the terms and conditions of the Broker Instructions (as defined below). The Company shall provide the Broker with written instructions reasonably acceptable to the Stockholders’ Agent (the “Broker Instructions”) on or before the effective date of the Mandatory Registration Statement that provide mechanics for executing Non-Affiliate Transfers on behalf of the Stockholders. Such mechanics shall include: (x) that every Stockholder electing to consummate a sale of Transferable Shares shall notify the Broker of such sale at least one (1) Business Day prior to such sale and the Broker shall, if necessary to ensure such sales do not exceed the

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Daily Cap, allocate the number of Transferable Shares that may be sold by each Stockholder on such day on a pro rata basis based on the number of shares of Company Stock each Stockholder then beneficially owns, and (y) to the extent the Daily Cap is not exceeded in accordance with (x) above, sales of Transferable Shares by the Stockholders shall be made by the Broker on a first come, first served basis with respect to any Trading Day until the Daily Cap is met. For purposes of this Agreement, “Trading Day” means (A) any day on which the Common Stock is listed or quoted and traded on any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted (an “Eligible Market”), or (B) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (C) if trading ceases to occur on the OTC Bulletin Board (or any successor thereto), any Business Day.
(c) Demand Transfers.
(i) Notwithstanding anything set forth in Section 3(b) above, upon the effectiveness of (x) the Mandatory Registration Statement, or (y) upon such Transferrable Shares becoming freely transferable to the public in compliance with Rule 144 promulgated under the Securities Act; the Stockholders, as a group, shall have the right, exercisable not more than once in any twelve (12)-month period, to transfer Transferable Shares on any Eligible Market in an amount equal to, in the aggregate, five (5) times the Average Daily Trading Volume, less the aggregate number of Transferable Shares transferred by Stockholders to satisfy an Unmet Tax Obligation during the twelve (12)-month period prior to the proposed date of the First Sale (as defined below) (a “Demand Transfer”); provided that (i) only the Stockholders’ Agent, as representative of the Stockholders, shall have the right to exercise this right on behalf of any or all of the Stockholders, (ii) all such transfers are conducted by the Broker, (iii) reasonable efforts are made by the Broker to spread any such transfers evenly over at least five (5) Trading Days, which Trading Days need not be consecutive, and (iv) any such transfers are completed within twenty (20) Trading Days after the first sale in respect of such Demand Transfer (a “First Sale”). The Stockholders’ Agent, on behalf of the Stockholders, may exercise a Demand Transfer by notifying the Company in writing at least ten (10) Trading Days prior to the First Sale, but not more than forty five (45) calendar days in advance of such First Sale, which notice will provide the proposed date of the First Sale.
(ii) Subject to Section 3(c)(iii) below, either upon the written request of any Stockholder delivered to the Stockholders’ Agent or at such time as the Stockholders’ Agent determines in its discretion, the Stockholders’ Agent shall initiate a Demand Transfer in accordance with the procedures set forth in this Section 3(c)(ii). Prior to any exercise of a Demand Transfer by the Stockholders’ Agent, the Stockholders’ Agent shall provide each Stockholder (including any Stockholder requesting the initiation of such Demand Transfer) with at least ten (10) calendar days’ prior written notice of the exercise of such Demand Transfer (the “Demand Transfer Exercise Notice”). The Demand Transfer Exercise Notice shall: (i) set forth the amount of Transferable Shares proposed to be transferred on any Eligible Market in connection with the Demand Transfer; and (ii) provide each Stockholder with the option to participate in the Demand Transfer by electing to transfer an amount of such Stockholder’s Transferable Shares up to such Stockholder’s pro rata share of the aggregate Transferable Shares proposed to be transferred in connection with the Demand Transfer. Each Stockholder shall provide written notice to the Stockholders’ Agent of such Stockholder’s election to participate in the Demand

Transfer within five (5) calendar days of such Stockholder’s receipt of the Demand Transfer Exercise Notice. In the event that any Stockholder elects not to participate in the Demand Transfer, then any remaining Transferable Shares proposed to be transferred in connection with the Demand Transfer shall be allocated pro ratably among the participating Stockholders.
(iii) Notwithstanding anything set forth in Section 3(c)(i) above, if at least two (2) Trading Days prior to the date of the First Sale, the Company notifies the Stockholders’ Agent in writing that, in the good faith judgment of the Board, a Demand Transfer would be materially detrimental to the Company and its stockholders at such time, then the Company shall have the right to defer the First Sale for a period of not more than *** calendar days; provided, however, (x) the Company may not defer a First Sale more than *** in any twelve (12)-month period; and (y) the Stockholders’ Agent, on behalf of the Stockholders, may withdraw the exercise of its right for a Demand Transfer during any such deferment (in which case the Stockholders would retain their collective right for a Demand Transfer during the subsequent 12-month period). A decision, act, consent or instruction of the Stockholders’ Agent shall constitute a decision of all Stockholders and shall be final, binding and conclusive upon each such Stockholder, and the Company may rely upon any decision, act, consent or instruction of the Stockholders’ Agent as being the decision, act, consent or instruction of each and every such Stockholder. The Company is hereby relieved from any liability to any Stockholder for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders’ Agent.
4. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date hereof and, in the case of each Stockholder who becomes a party to this Agreement pursuant to Section 3(a), as of the date any Transferable Shares are transferred to such Stockholder:
(a) (i) Such Stockholder is, or subject to the achievement of an Applicable Milestone will be, the beneficial or record owner of the Company Shares indicated on the signature page of this Agreement free and clear of any Lien that would impair or adversely affect such Stockholder’s ability to perform its obligations under this Agreement, other than those Liens which are in favor of the Company; (ii) such Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 2; and (iii) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). Stockholder agrees to provide the Company reasonably prompt notice of any transfers of Company Shares by such Stockholder after the date of this Agreement. If such Stockholder is a married individual and the Stockholder’s Company Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of the Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a

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legal, valid and binding obligation of, the Stockholder’s spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).
(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the record date of any meeting of the Company’s stockholders and the date of any other Company Action), except as provided in this Agreement, such Stockholder has full legal power, authority and right to vote all of the Company Shares then owned of record or beneficially by Stockholder without the consent or approval of, or any other action on the part of, any other Person. Without limiting the generality of the foregoing, such Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Company Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Company Shares, deposited any of the Company Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting Stockholder’s legal power, authority or right to vote the Company Shares on any matter.
(c) The execution and delivery of this Agreement and the performance by such Stockholder of the Stockholder’s agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which the Stockholder is a party or by which the Stockholder (or any of the Stockholder’s assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not materially impair or adversely affect the Stockholder’s ability to perform the Stockholder’s obligations under this Agreement or render inaccurate any of the representations made by the Stockholder herein.
(d) Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein.
5. Term. This Agreement shall commence on the Effective Time and shall terminate upon the transfer, in accordance with the terms and conditions of this Agreement, of all Company Shares by the Stockholders and their Affiliates to non-Affiliates either through (a) trades on any Eligible Market or (b) pursuant to any other transactions or series of transactions that comply with the Securities Act and the regulations promulgated thereunder, or any applicable state securities laws (collectively, the “Term”). Notwithstanding anything set forth above, in the event that the Merger Agreement is terminated in accordance with its term prior to the Effective Time, this Agreement shall automatically terminate in full force and effect.
6. Restrictive Legend. All certificates representing Company Shares owned or hereafter acquired by a Stockholder shall have affixed thereto a legend substantially in the following form:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS AND TRANSFER RESTRICTIONS AS SET FORTH IN A STOCKHOLDERS’ VOTING AND TRANSFER RESTRICTION AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY.”
7. General.
(a) Confidentiality. Each Stockholder hereby agrees not to disclose or discuss any matters set forth in this Agreement or communicated in connection with this Agreement (including the Company’s exercise of its deferral right as described in Section 3.6(c)(iii)) with anyone not a party to this Agreement (other than such Stockholder’s legal counsel and advisors, if any) without the prior written consent of the Company, except for (i) such matters which have otherwise become publicly available, and (ii) disclosures such Stockholder’s counsel advises are necessary to fulfill any applicable legal requirement, in which case the Stockholder shall give notice of such disclosure to the Company as promptly as practicable so as to enable the Company to seek a protective order from a court of competent jurisdiction with respect thereto.
(b) Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.
(c) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party hereto shall be entitled to specific performance of the agreements and obligations of the Stockholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.
(d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF CALIFORNIA. COURTS WITHIN THE STATE OF CALIFORNIA (LOCATED WITHIN SAN DIEGO COUNTY) WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

(e) Arbitration. Subject to the rights of the parties to seek injunctive relief, the parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration in San Diego, California, before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Any party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other party(ies). Within fifteen (15) days after such written demand is sent, the Company (on the one hand) and the Stockholders’ Agent (on the other hand) shall each select one arbitrator from JAMS, and the two (2) arbitrators so selected shall select a third arbitrator from JAMS. The arbitration will be conducted in accordance with the provisions of JAMS’ Commercial Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith. The non-prevailing party shall pay the costs of the arbitrators, but otherwise the parties will pay their own costs. If there is no determination by the arbitrators of a prevailing party, the Company shall bear one-half of the costs of the arbitrators and the Target Shareholders who are Parties to the arbitration shall bear the other one-half of the costs of the arbitrators. The provisions of this paragraph may be enforced by any court of competent jurisdiction. The arbitration panel shall be authorized to determine which party to the arbitration is the prevailing party and which party is the non-prevailing party.
(f) Notices. All notices, requests, claims, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one Business Day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three Business Days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(f)):
(i)	If to Company:

ADVENTRX Pharmaceuticals, Inc. 12390 E Camino Real, Suite 150 San Diego, CA 92130 Attention: President Tel: (858) 552-0866

With a simultaneous copy to:

DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121 Attention: Michael S. Kagnoff Tel: (858) 638-6722 Fax: (858) 638-5122

(ii)	If to a Stockholder, then to the address or facsimile number set forth on such Stockholder’s signature page hereto.
(g) Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter.
(h) Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Stockholders holding Company Shares representing at least a majority of the voting power of all Company Shares then held by the Stockholders. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment, termination or waiver applies to all Stockholders in the same fashion. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 7(h) shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
(i) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(j) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile or PDF electronic signatures.
(k) Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.
(l) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns. Any purported assignment, unless expressly permitted by this Agreement, shall be void and without effect. The Company may assign its rights, interests and obligations under this Agreement to an Affiliate of the Company or in connection with a Change of Control without obtaining consent from any party hereto. For avoidance of doubt, prior to the receipt by the Company of adequate written notice of a Permitted Transfer of any Company Shares by a Stockholder pursuant to Section 3(a) and a duly executed counterpart signature page to this Agreement by such transferee, the Company may deem and treat the Person listed as the holder of such Company Shares in its records as the absolute owner and holder of such Company Shares for all purposes.

(m) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties to this Agreement and their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.
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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.
COMPANY:
ADVENTRX Pharmaceuticals, Inc.

By:	/s/ Patrick Keran
Name:	Patrick Keran
Its	President

STOCKHOLDERS’ AGENT

/s/ Martin Emanuele
Martin Emanuele
[Signature Page to Stockholders’ Voting and Transfer Restriction Agreement]

STOCKHOLDERS:

CytRx Corporation

By:	/s/ Steven A. Kriegsman	Date: February _, 2011
Name:	Steven A. Kriegsman
Its:	CEO

Address:

11726 San Vicente Blvd., Suite 650
Los Angeles, CA 90049
Attention:	Steven A. Kriegsman
Telephone:	(310) 826-5648
Fax:	(310) 826-6139

Company Shares:

__________ Closing Shares
__________ Milestone Shares
[Entity Stockholder Signature Page to Stockholders’ Voting and Transfer Restriction Agreement]

STOCKHOLDERS:

/s/ Robert L. Hunter	Date:	2/12/2011
Stockholder signature

Robert L. Hunter
Stockholder name

/s/ Rebecca E. Hunter
If married, spouse signature	Date:	2/12/2011

Spouse name Rebecca E. Hunter

Address:

***
Attention:	Robert L. Hunter
Telephone:	***
Fax:	***
[Individual Stockholder Signature Page to Stockholders’ Voting and Transfer Restriction Agreement]
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STOCKHOLDERS:

/s/ Martin Emanuele	Date:	Feb 11, 2011
Stockholder signature

Martin Emanuele
Stockholder name

/s/ Monica Emanuele
If married, spouse signature	Date:	Feb 11, 2011

Spouse name Monica Emanuele

Address:

***
Attention:	Martin Emanuele
Telephone:	***
Fax:	N/A
[Individual Stockholder Signature Page to Stockholders’ Voting and Transfer Restriction Agreement]
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STOCKHOLDERS:

/s/ M Balasubramanian	Date:	02/12/2011
Stockholder signature

M. Balasubramanian
Stockholder name

/s/ Andal Balu
If married, spouse signature	Date:	02/12/2011

Spouse name Andal Balu

Address:

***
Attention:	M. Balasubramanian
Telephone:	***
Fax:	***
[Individual Stockholder Signature Page to Stockholders’ Voting and Transfer Restriction Agreement]
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